EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Baldor Electric Company and affiliates of our report dated February 3, 1998, except for Note L, as to which the date is March 3, 1998, included in the 1997 Annual Report to Shareholders of Baldor Electric Company and affiliates.

Our audits also included the financial statement schedule of Baldor Electric Company and affiliates listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Form S-8, No. 2-77046) pertaining to the Baldor Electric Company 1982 Incentive Stock Option Plan, (Form S-8, No. 33-16766) pertaining to the Baldor Electric Company 1987 Incentive Stock Plan, (Form S-8, No. 33-28239) pertaining to the Baldor Electric Company Employee Savings Plan, (Form S-8, No. 33-36421) pertaining to the Baldor Electric Company 1989 Stock Option Plan for Non-Employee Directors and (Forms S-8, No. 33-59281 and No. 33-60731) pertaining to the Baldor Electric Company 1994 Incentive Stock Plan, (Form S-8, No. 333-33109) pertaining to the Baldor Electric Company 1996 Stock Option Plan for Non-Employee Directors, (Form S-8, No. 333-33287) pertaining to the Baldor Electric Company Employees' Profit Sharing and Savings Plan of our report dated February 3, 1998, except for Note L, as to which the date is March 3, 1998, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the proceeding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Baldor Electric Company and affiliates.



/s/  Ernst & Young LLP
---------------------
Ernst & Young LLP
Little Rock, Arkansas
March 27, 1998



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